As filed with the Securities and Exchange Commission on June 5, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOOKSMART, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	13-3904355
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

625 Second Street

San Francisco, California 94107

(415) 348-7000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

1999 Employee Stock Purchase Plan

(Full title of the plan)

Stacey A. Giamalis

Senior Vice President and General Counsel

LookSmart, Ltd.

625 Second Street

San Francisco, California 94107

(415) 348-7000

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies to:

Jon E. Gavenman

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1999 Employee Stock Purchase Plan Common Stock, $0.001 par value	40,000 shares(2)	$1.13(3)	$45,200(3)	$2.52

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Represents an increase in the number of shares authorized for issuance under the 1999 Employee Stock Purchase Plan.

(3)	Estimated in accordance with Rule 457(h) of the Securities Act, solely for the purpose of calculating the registration fee based upon the average of the high and the low prices of the Common Stock as reported on The Nasdaq Stock Market on June 1, 2009, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the referenced plan.

PART I

Not filed as part of this Registration Statement pursuant to the instructions to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:

(a)	Annual Report on Form 10-K (as amended by Form 10-K/A), File Nos. 000-26357 for the year ended December 31, 2008;

(b)	Quarterly Reports on Form 10-Q, File No. 000-26357, for the quarter ended March 31, 2009 filed with the SEC on March 5, 2009, and Current Reports on Form 8-K filed with the SEC on January 6, 2009, March 16, 2009, March 26, 2009, May 4, 2009, May 21, 2009, May 28, 2009 and June 4, 2009;

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, File No. 000-26357, filed on June 14, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.	Description of Securities. Not applicable.

Item 5.	Interests of Named Experts and Counsel. None

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and the Registrant carries director and officer liability insurance.

Item 7.	Exemption from Registration Claimed. Not applicable.

Item 8.	Exhibits.

Exhibit Number

4.1	1999 Employee Stock Purchase Plan, as amended to date (filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-129987) filed with the SEC on November 29, 2005).

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 hereto)

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney (contained in signature page hereto)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 5, 2009.

LOOKSMART, LTD.

By:	/s/ Edward West
Edward West, Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward (Ted) West and Stephen Markowski, or either of them, as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward West (Edward West)	Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2009

/s/ Stephen Markowski (Stephen Markowski)	Chief Financial Officer (Principal Financial Officer)	June 5, 2009

/s/ Teresa Dial (Teresa Dial)	Director	June 5, 2009

/s/ Anthony Castagna (Anthony Castagna)	Director	June 5, 2009

/s/ Mark Sanders (Mark Sanders)	Chairman of the Board	June 5, 2009

/s/ Edward West (Edward West)	Director	June 5, 2009

/s/ Jean-Yves Dexmier (Jean-Yves Dexmier)	Director	June 5, 2009

/s/ Timothy J. Wright (Timothy J. Wright)	Director	June 5, 2009

INDEX TO EXHIBITS

Exhibit Number

4.1	1999 Employee Stock Purchase Plan, as amended to date (filed with the Registrant’s Registration Statement on Form S-8 (File No. 333-129987) filed with the SEC on November 29, 2005).

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1 hereto)

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained in signature page hereto)